                                                                   Exhibit 10.21

                         AGREEMENT AND RELEASE OF CLAIMS


1. I, Jack Guedj, agree to a mutual separation of my employment as President and Chief Marketing Officer of Tvia, Inc. I understand that my employment with Tvia, Inc. (the "Company") ended effective January 31, 2002.

2.      I understand and agree that I receive the following separation package:

            a. Continuance of share vestiture of all active stock option grants (see Exhibit "A") for six months, ending July 31, 2002.

            b. Regular compensation paid every two weeks, less lawful deductions and payment for the Promissory Noted, dated April 11, 2001, for the six month period ending July 31, 2002. Payment details for the referenced note are detailed in Exhibit B. The Company will continue to make the payroll deductions authorized by me for my Flexible Spending Account.

            c. Continuation of health insurance coverage for me and my dependents, paid by the Company for the six month period, ending July 31, 2002. After that period of time, I will be eligible for continuation of coverage through COBRA provisions. Coverage includes medical, dental, and vision care.

            d. Use of the Sony laptop computer (currently in my possession), for a period of six months, ending July 31, 2002.

3. I acknowledge that this separation package is given in exchange for my signing this Agreement and Release of Claims, and that I was not otherwise entitled to receive this separation from the Company. I understand this separation package is given in order to avoid costly, time-consuming proceedings, and is not an admission of any wrongdoing by the Company.

4. I agree that the above listed separation package is in full satisfaction of any claims, liabilities, demands or causes of action, known or unknown, that I ever had, now have or may claim to have had against the Company or any parents, subsidiaries, directors, officers, employees or agents of the Company as of the date of this Agreement and Release of Claims excepting claims for vested benefits based on my employment, claims for workers' compensation insurance or unemployment insurance benefit, which the Company will not contest. Any such claims whether for discrimination, including claims under the Fair Employment an Housing Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, wrongful termination, breach of contract, breach of public policy, physical or mental harm or distress or any other claims are hereby released and I agree and promise that I will not file any lawsuit asserting any such claims.

5. I agree to return all property that belongs to the Company, with the exception of the item listed in #2 above, which must be returned to the Company on February 1, 2002.

6. I hereby expressly waive the provisions of California Civil Code Section 1542, regarding the waiver of unknown claims. California Civil Code
        Section 1542 provides as follows:

                A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

7. As a condition of accepting the separation package set forth in Section 3, I agree to keep confidential the terms of this Agreement and Release of Claims, and any negotiations or discussions leading thereto, until such time that these issues become public knowledge. I understand that I am permitted to disclose these terms to my accountant, attorney and spouse, if any, or if required by law.

8. If any term of this Agreement and Release of Claims is held to be invalid, void or unenforceable, the remainder of this Agreement and Release of Claims shall remain in full force and effect and shall in no way be affected, and the parties shall use their best efforts to find an alternative way to achieve the same result.

9. The provisions of this Agreement and Release of Claims sets forth the entire agreement between me and the Company concerning my separation package and the separation of my employment, provided, however, that this Agreement and Release of Claims does not supersede my obligations to maintain the confidentiality of Company information. Any other promises, written or oral, are replaced by the provisions of this Agreement and Release of Claims, and are no longer effective unless they are contained in this document. This Agreement and Release of Claims can only be changed in writing, signed by the Chief Executive Officer of the Company and me.

10. I have been advised and understand that I have twenty-one (21) days to decide whether or not to sign this Agreement and Release of Claims. This period is designed to allow me to consult with a financial advisor, accountant, attorney or anyone else whose advice I choose to seek.

11. I have been advised and understand that after signing this document I have seven (7) working days to revoke my agreement to the terms of this document. Any revocation should be in writing and delivered to Eli Porat, Chief Executive Officer, Tvia, Inc., 4001 Burton Drive, Santa Clara, CA 95054, by close of business at the end of the seventh business day after signing this document. This Agreement and Release of Claims will not become effective until the seven (7) day revocation period has passed.

12. By signing below, I acknowledge that I am entering into this Agreement and Release of Claims knowingly and voluntarily. In addition, I hereby acknowledge by my signature that I have carefully read and fully understand all the provisions of this Agreement and Release of Claims.

        By my signature, I agree to the terms set forth above, and I agree to this Agreement and Release of Claims.


Date: February 12, 2002



                                            /s/ JACK GUEDJ
                                            ------------------------------------
                                            Jack Guedj

                                   EXHIBIT A

                                   TVIA, INC.                 Page 1
PERSONNEL OPTION STATUS            ID: 77-0549628             File:  Optstmt
                                   4001 Burton Drive          Date:  1/30/02
                                   Santa Clara, CA 95054      Time:  4:08:21PM

AS OF 2/1/02

JACK GUEDJ                         ID:
1431 MORTON AVE.
LOS ALTOS, CA 94024


=============================================================================================================================
            OPTION
NUMBER      DATE      PLAN   TYPE   GRANTED   PRICE     EXERCISED    VESTED   CANCELLED   UNVESTED  OUTSTANDING   EXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------
00000122    6/3/99    1999   ISO     46,653   $0.1200    46,653      46,653          0          0           0              0
00000123    6/3/99    1999   ISO    373,506   $0.1200   373,506     249,004          0    124,502           0              0
00000418    7/25/01   2000   ISO     50,000   $2.1000         0       9,375          0     40,625      50,000         50,000
                                    -------             -------     -------    -------    -------     -------        -------
                                    470,159             420,159     305,032          0    165,127      50,000         50,000

=============================================================================================================================
INFORMATION CURRENTLY ON FILE
-----------------------------------------------------------------------------------------------------------------------------
TAX                  RATE %  OPTION SDS BROKER                                REGISTRATION         ALTERNATE ADDRESS
-----------------------------------------------------------------------------------------------------------------------------
Federal              28.000
Social Security       6.200
Medicare              1.450
CA-State              6.000